Exhibit 99.1

SRM Entertainment Corporate Update

Multi-year license agreements for SRM Entertainment’s patented Sip with Me® children’s cups

2024 will see the launch of several new SRM product lines

JUPITER, FL / November 1, 2023 – SRM Entertainment, Inc. (Nasdaq: SRM) (the “Company” or “SRM”) is a trusted toy and souvenir designer and developer, selling into the world’s largest theme parks and entertainment venues. SRM has licensing relationships with many established content providers, and our products appear in venues such as Walt Disney Parks and Resorts, Universal Studios, SeaWorld, Six Flags and Imagine Exhibitions.

Starting in 2020, SRM refocused its business plan which has allowed us to deliver significant growth. Increasing the strength of our management team and building stronger relationships with content providers, retailers, and third-party manufacturers allows us to move from product concept to a new product more efficiently. These strategic improvements have been reflected in our business results:

Income statements	2022	2021
Revenue
Sales	$6,076,116	$2,665,827
Cost of Sales	4,845,217	2,110,395
Gross profit	1,230,899	555,432

Operating expense	886,398	584,493

Net Income (loss)	$344,501	$(29,061)

SRM successfully completed our initial public offering in August 2023. Since that time, we’ve been expanding beyond our core theme park business. We’ve added multi-year license agreements for SRM’s patented Sip with Me® children’s cups which feature Smurfs and Zoonicorn franchise characters, which will be sold online and at retail stores throughout the country.

2024 will see the launch of several new SRM product lines which include ICEE, Sealife and Zoo collections. A new Smurfs movie, featuring Rihanna, will be released in February 2025 and a new Orlando theme park will open in 2025. These new product launches should help build on SRM’s drive to expand our core business along with licensing partnerships for our hydration and table-top products, including our patented double drinking straw Sip with Me® tumblers and other products.

SRM has developed what we believe is a nimble and low-fixed cost production model. As a result, we can dynamically manage our business to balance current content releases and pop culture trends with timeless content based on classic movies and known brands. This has allowed us to deliver growth while lessening our dependence on individual content releases.

About SRM Entertainment, Inc.

SRM Entertainment, Inc. designs, develops, and manufactures custom toys and souvenirs for the world’s largest theme parks and entertainment venues. The Company provides exclusive custom products that are available worldwide at venues such as Walt Disney Parks and Resorts, Universal Studios, SeaWorld and other attractions. Additionally, SRM recently launched its retail product line which includes its patented SMURFS Sip with Me cups.

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the “Risk Factors” section of the registration statement for the Offering filed with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

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